Exhibit 10.11

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (“Amendment Agreement”) is by and between Jeannot McCarthy (“Holder”) and Patio Bahia, Inc., formerly known as Jeannot’s Furnishings of Florida, Inc., a Florida corporation ("Maker") and is entered into October 20, 2009 and effective as of May 8, 2009.

WHEREAS, Maker has delivered to the Holder that certain Promissory Note of the Maker (“Promissory Note”) dated May 8, 2007 in the principal amount of $5,000, which Promissory Note bears a maturity date of the earlier of (a) May 8, 2009 or (b) the date the Maker generates a minimum of $300,000 in revenues/sales (the “Maturity Date”), and all principal and interest due to date thereunder remain unpaid as of the date hereof.

WHEREAS, the parties have agreed to amend the Promissory Note to extend the Maturity Date..

WHEREAS, the Holder has all requisite power, authority, and capacity to enter into this Amendment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Holder and the Maker hereby agree to amend and revise the Promissory Notes as follows:

1.	Recitals. The foregoing recitals are true and correct.

2.
Extension of Maturity Date.  Maker and the Holders hereby agree to extend the Maturity Date of the Promissory Note, and the Maturity Date of the Promissory Note is hereby extended, to the earlier of (a) December 31, 2010, or (b) the date the Maker generates a minimum of $300,000 in revenues/sales.

3.	No Other Changes. Except as specifically set forth herein, all other terms and conditions of the Promissory Note remain in full force and effect.

4.
Counterpart Signatures. This Amendment Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

IN WITNESS WHEREOF, this Amendment to Promissory Note is executed as of October 20, 2009 and effective May 8, 2009.

Patio Bahia, Inc.

By: ________________________________
Jeannot McCarthy, Chief Executive Officer

____________________________________
Jeannot McCarthy